Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” in the Registration Statement (Form S-3) and related Prospectus of InfraREIT, Inc. for the registration of 13,674,359 shares of its common stock and to the incorporation by reference therein of our report dated March 18, 2015, with respect to the consolidated financial statements and schedule of InfraREIT, L.L.C. included in InfraREIT, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2014, filed with the Securities and Exchange Commission.

Also, we consent to the reference to our firm under the caption “Experts” in the Registration Statement (Form S-3) and related Prospectus of InfraREIT, Inc. for the registration of 13,674,359 shares of its common stock and to the incorporation by reference therein of our report dated March 5, 2015, with respect to the consolidated financial statements of Sharyland Utilities, L.P. included in InfraREIT, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2014, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Dallas, TX

February 18, 2016